EXHIBIT 32.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned, Michael J. Newport, the Chief Executive Officer and Mark Witt, Chief Financial Officer of Mainland Resources Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K/A of Mainland Resources Inc., for fiscal year ended February 29, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Mainland Resources Inc .



Date: March 12, 2010


/s/ MICHAEL J. NEWPORT
___________________________________________
    Michael J. Newport
    President, Chief Executive Officer


/s/ MARK WITT
___________________________________________
    Mark Witt
    Chief Financial Officer,
    Principal Accounting Officer, Treasurer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Mainland Resources Inc. and will be retained by Mainland Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.